EXHIBIT 99.1

Cardtronics Announces Third Quarter 2012 Results

HOUSTON, Nov. 1, 2012 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended September 30, 2012.

Key financial statistics in the third quarter of 2012 as compared to the third quarter of 2011 include:

  Consolidated revenues of $199.0 million, up 21%, comprised of 10% organic growth and 11% growth from acquisitions.
  Adjusted Net Income per diluted share of $0.43, up 10% from $0.39.
  Adjusted EBITDA of $49.5 million, up 15% from $43.0 million.
  GAAP net income of $12.9 million or $0.28 per diluted share, compared to $46.9 million or $1.05 per diluted share in the third quarter of 2011, which included a $37.0 million non-recurring income tax benefit.

"We continued our recent success of delivering strong revenue growth, with revenues up 21% in the quarter, driven by almost equal components of organic growth and growth from acquisitions," commented Steve Rathgaber, chief executive officer. "Our revenue growth continues to drive solid bottom line increases as well, and we expect to drive further bottom line improvements as our newly deployed ATMs become fully-optimized and we continue to realize acquisition synergies."

RECENT HIGHLIGHTS

  Acquisition on August 7, 2012 of the assets of ATM Network, a Minnesota-based ATM operator of approximately 6,200 primarily merchant-owned ATMs.
  Inclusion of First Midwest Bank in Allpoint Network, America's largest surcharge-free network, expanding First Midwest Bank's fee-free ATM network from 130 cash machines in Illinois, Indiana and Iowa to now more than 50,000 nationwide through Allpoint.
  Launch of FeeAlert, a new product that enables financial institutions to help their customers save money by steering them toward nearby in-network, surcharge-free ATMs and away from machines that charge them ATM fees.
  The branding of over 1,350 new ATM locations in the quarter.
  Net addition of over 870 new deployed Company-owned ATMs during the quarter.

Effects of foreign currency exchange rate movements had an insignificant impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

THIRD QUARTER RESULTS

For the third quarter of 2012, consolidated revenues totaled $199.0 million, representing a 21% increase from the $165.1 million in consolidated revenues generated during the third quarter of 2011. Organic growth in the quarter accounted for 10% of the growth and was attributable to the following: (1) increased transactions per ATM in the Company's United States and United Kingdom operations; (2) unit growth expansion; (3) increased revenues from managed services agreements; (4) increased bank branding revenues from financial institution partners; and (5) growth in Allpoint. Partially offsetting the increases in organic revenue was a decline in our interchange revenue per transaction as a result of rate reductions by a major network that became effective during the previous quarter and transaction volume shifts to networks that pay lower interchange rates. The remaining 11% of revenue growth was driven by businesses acquired during the second half of 2011 and during 2012.

Adjusted EBITDA for the third quarter of 2012 totaled $49.5 million, compared to $43.0 million during the third quarter of 2011, and Adjusted Net Income totaled $18.8 million ($0.43 per diluted share) compared to $16.9 million ($0.39 per diluted share) during the third quarter of 2011. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were positively affected by the incremental revenues attributable to ATMs acquired during the second half of 2011, as well as our organic revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the third quarter of 2012 totaled $12.9 million, compared to $46.9 million during the same quarter in 2011. GAAP Net Income for the third quarter of 2011 included a non-recurring $37.0 million income tax benefit, which related to certain tax reporting and structuring changes the Company implemented with respect to its United Kingdom operations in that period. GAAP Net Income before income taxes increased $3.9 million from the third quarter of 2011 due to the same factors impacting Adjusted EBITDA discussed above and as a result of a gain recognized during the third quarter of 2012 from the reduction of a liability associated with renegotiating acquired unfavorable contracts.

NINE MONTHS RESULTS

For the nine months ended September 30, 2012, consolidated revenues totaled $582.1 million, representing a 29% increase from the $450.4 million in consolidated revenues generated during the same period in 2011. Growth from acquisitions accounted for 16% of the growth in the nine month period. Organic growth of 13% was attributable to a combination of increases in transactions per ATM, unit growth expansion, increased revenues from managed services agreements, higher bank branding revenues, growth in Allpoint, and higher equipment sales. As was the case with the quarterly results, the increases in organic revenue during the nine months ended September 30, 2012 was partially offset by the interchange rate reductions discussed above.

Adjusted EBITDA totaled $139.4 million for the nine months ended September 30, 2012, representing a 22% increase over the $114.4 million in Adjusted EBITDA for the same period in 2011, and Adjusted Net Income totaled $52.3 million ($1.19 per diluted share) for the first nine months of 2012, up 18% on a per share basis from $42.9 million ($1.01 per diluted share) during the same period in 2011. The increases in Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors noted above for the Company's quarterly results.

GAAP Net Income for the nine months ended September 30, 2012 totaled $32.4 million, compared to $62.1 million during the same period in 2011. The year-over-year decrease is primarily attributable to the non-recurring $37.0 million income tax benefit recorded in the third quarter of 2011. Income before income taxes for the nine months ended September 30, 2012 was up 20% over the corresponding period in 2011.

Update of Full-Year 2012 Guidance

The Company is updating the financial guidance it provided in July 2012 regarding its anticipated full-year 2012 results, and now expects the following:

  Revenues of $768.0 million to $775.0 million;
  Overall gross margins of approximately 31.1% to 31.3%;
  Adjusted EBITDA of $187.0 million to $189.0 million;
  Depreciation and accretion expense of approximately $59.0 million, net of noncontrolling interests;
  Cash interest expense of approximately $21.1 million to $21.3 million, net of noncontrolling interests;
  Adjusted Net Income of $1.58 to $1.61 per diluted share, based on approximately 43.9 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $85.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.60 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., and $1.00 Canadian dollar to $1.00 U.S.

LIQUIDITY

The Company believes that it continues to maintain a strong liquidity position, with $70.4 million in available borrowing capacity under its $250.0 million revolving credit facility as of September 30, 2012. In addition, the size of the amended credit facility can be increased to $325.0 million under certain conditions. The Company's outstanding indebtedness as of September 30, 2012 consisted of $200.0 million in senior subordinated notes due 2018, $177.5 million in borrowings under its revolving credit facility due 2016, and $3.4 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related costs, certain other non-operating costs, loss on asset disposal, our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures, and an adjustment for noncontrolling interest. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, stock-based compensation expense and certain other expense (income) and acquisition-related costs, and using an assumed 35% tax rate, with certain adjustments for noncontrolling interests. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, November 1, 2012, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2012. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Third Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, November 15, 2012, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 44803508 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through December 1, 2012.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live their lives, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 61,700 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the continued implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 191,469	$ 157,636	$ 550,849	$ 432,164
ATM product sales and other revenues	7,560	7,423	31,240	18,230
Total revenues	199,029	165,059	582,089	450,394
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	130,064	103,727	374,312	285,630
Cost of ATM product sales and other revenues	6,665	6,501	27,925	16,062
Total cost of revenues	136,729	110,228	402,237	301,692
Gross profit	62,300	54,831	179,852	148,702
Operating expenses:
Selling, general, and administrative expenses	15,292	13,772	47,956	39,701
Acquisition-related expenses	381	956	1,858	1,299
Depreciation and accretion expense	15,758	12,197	44,243	35,004
Amortization expense	5,565	4,946	16,452	12,240
(Gain) loss on disposal of assets	(28)	117	784	280
Total operating expenses	36,968	31,988	111,293	88,524
Income from operations	25,332	22,843	68,559	60,178
Other expense (income):
Interest expense, net	5,269	5,243	15,966	14,810
Amortization of deferred financing costs	225	351	669	775
Other (income) expense	(1,037)	318	(1,088)	258
Total other expense	4,457	5,912	15,547	15,843
Income before income taxes	20,875	16,931	53,012	44,335
Income tax expense (benefit)	8,169	(29,869)	20,684	(17,765)
Net income	12,706	46,800	32,328	62,100
Net (loss) income attributable to noncontrolling interests	(191)	(85)	(62)	20
Net income attributable to controlling interests and available to common stockholders	$ 12,897	$ 46,885	$ 32,390	$ 62,080

Net income per common share – basic	$ 0.29	$ 1.06	$ 0.72	$ 1.42
Net income per common share – diluted	$ 0.28	$ 1.05	$ 0.71	$ 1.40

Weighted average shares outstanding – basic	43,669,756	42,570,137	43,333,407	42,001,624
Weighted average shares outstanding – diluted	44,045,021	43,195,554	43,783,534	42,727,446

Condensed Consolidated Balance Sheets
As of September 30, 2012 and December 31, 2011

	September 30, 2012	December 31, 2011
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 11,097	$ 5,576
Accounts and notes receivable, net	47,931	40,867
Inventory	5,867	3,517
Restricted cash, short-term	3,668	4,512
Current portion of deferred tax asset, net	15,964	26,902
Prepaid expenses, deferred costs, and other current assets	14,156	13,056
Total current assets	98,683	94,430
Property and equipment, net	237,757	191,331
Intangible assets, net	110,548	111,603
Goodwill	280,764	271,562
Deferred tax asset, net	34,859	23,101
Prepaid expenses, deferred costs, and other assets	17,623	20,774
Total assets	$ 780,234	$ 712,801

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 1,598	$ 2,317
Current portion of other long-term liabilities	24,943	25,101
Accounts payable and other accrued and current liabilities	99,534	112,212
Total current liabilities	126,075	139,630
Long-term liabilities:
Long-term debt	379,254	368,632
Asset retirement obligations	43,036	34,517
Other long-term liabilities	102,615	56,877
Total liabilities	650,980	599,656
Stockholders' equity	129,254	113,145
Total liabilities and stockholders' equity	$ 780,234	$ 712,801

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

United States	$ 157,633	$ 132,861	$ 471,549	$ 358,890
United Kingdom	30,887	26,060	84,419	72,129
Other International	10,509	6,138	26,121	19,375
Total revenues	$ 199,029	$ 165,059	$ 582,089	$ 450,394

Breakout of ATM operating revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

Surcharge revenues	$ 91,392	$ 76,579	$ 262,651	$ 211,940
Interchange revenues	61,863	50,695	177,891	135,407
Bank branding and surcharge-free network revenues	30,299	24,399	86,919	67,952
Managed services revenues	4,146	3,025	12,000	7,275
Other revenues	3,769	2,938	11,388	9,590
Total ATM operating revenues	$191,469	$ 157,636	$ 550,849	$ 432,164

Total cost of revenues by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

United States	$104,260	$ 85,834	$ 314,926	$ 232,034
United Kingdom	24,097	19,666	66,828	54,957
Other International	8,372	4,728	20,483	14,701
Total cost of revenues	$ 136,729	$ 110,228	$ 402,237	$ 301,692

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

Merchant commissions	$ 63,559	$ 49,018	$ 180,868	$ 133,813
Vault cash rental expense	12,402	10,381	36,880	29,194
Other costs of cash	17,055	14,377	50,329	39,345
Repairs and maintenance	13,921	10,882	39,763	29,659
Communications	5,613	4,619	15,803	12,728
Transaction processing	2,175	1,362	6,145	3,367
Stock-based compensation	231	251	754	769
Other expenses	15,108	12,837	43,770	36,755
Total cost of ATM operating revenues	$ 130,064	$ 103,727	$ 374,312	$ 285,630

Breakout of selling, general, and administrative expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

Employee costs	$ 7,839	$ 7,061	$ 24,457	$ 20,386
Stock-based compensation	2,452	2,122	7,937	6,227
Professional fees	1,731	1,917	5,521	4,943
Other	3,270	2,672	10,041	8,145
Total selling, general, and administrative expenses	$ 15,292	$ 13,772	$ 47,956	$ 39,701

Depreciation and accretion expense by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

United States	$ 9,787	$ 7,238	$ 27,466	$ 20,792
United Kingdom	4,916	4,183	14,140	11,860
Other International	1,055	776	2,637	2,352
Total depreciation and accretion expense	$ 15,758	$ 12,197	$ 44,243	$ 35,004

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	September 30, 2012	December 31, 2011
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	177,500	166,000
Equipment financing notes	3,352	4,949
Total long-term debt	$ 380,852	$ 370,949

Share count rollforward:

Total shares outstanding as of December 31, 2011		43,999,443
Shares repurchased		(164,097)
Shares issued – restricted stock granted and converted and stock options exercised		608,766
Shares forfeited – restricted stock		(5,850)
Total shares outstanding as of September 30, 2012		44,438,262

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

Cash provided by operating activities	$ 38,404	$ 38,313	$ 94,325	$ 69,352
Cash used in investing activities	(43,011)	(155,290)	(98,477)	(180,687)
Cash provided by financing activities	8,914	118,042	10,008	113,371
Effect of exchange rate changes on cash	(254)	143	(335)	(19)
Net increase in cash and cash equivalents	4,053	1,208	5,521	2,017
Cash and cash equivalents at beginning of period	7,044	3,998	5,576	3,189
Cash and cash equivalents at end of period	$ 11,097	$ 5,206	$ 11,097	$ 5,206

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

The following table excludes the effect of the acquisitions of EDC, Access to Money, Mr. Cash, and ATM Network that were completed in the periods presented for comparative purposes. Note that for the EDC acquisition, only the results from January through July have been excluded, as all periods presented include results from this acquisition for the months of August and September:

EXCLUDING ACQUISITIONS	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Average number of transacting ATMs:
United States: Company-owned	23,414	21,288	21,584	19,881
United Kingdom	4,175	3,341	3,906	3,187
Mexico	2,768	2,902	2,814	2,906
Canada	431	—	178	—
Subtotal	30,788	27,531	28,482	25,974
United States: Merchant-owned	7,177	8,080	7,273	8,192
Average number of transacting ATMs: ATM operations	37,965	35,611	35,755	34,166

United States: Managed services (1)	5,153	4,525	5,178	4,191
United Kingdom: Managed services	21	21	21	17
Average number of transacting ATMs: Managed services	5,174	4,546	5,199	4,208

Total average number of transacting ATMs	43,139	40,157	40,954	38,374

Total transactions (in thousands):
ATM operations	169,030	136,928	456,139	366,727
Managed services	9,127	7,404	26,925	18,934
Total transactions	178,157	144,332	483,064	385,661

Total cash withdrawal transactions (in thousands):
ATM operations	105,657	84,237	284,001	225,202
Managed services	5,781	4,832	16,829	12,641
Total cash withdrawal transactions	111,438	89,069	300,830	237,843

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	928	788	883	732

ATM operating revenues	$ 1,497	$ 1,447	$ 1,458	$ 1,382
Cost of ATM operating revenues (2)	1,006	948	970	910
ATM operating gross profit (2) (3)	$ 491	$ 499	$ 488	$ 472

ATM operating gross margin (2) (3)	32.8%	34.5%	33.5%	34.2%
___________________

(1) Includes 2,719 and 2,519 ATMs for the three months ended September 30, 2012 and 2011, respectively, and 2,658 and 2,508 ATMs for the nine months ended September 30, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Average number of transacting ATMs:
United States: Company-owned	26,436	21,905	25,658	20,128
United Kingdom	4,175	3,341	3,906	3,187
Mexico	2,768	2,902	2,814	2,906
Canada	1,003	—	720	—
Subtotal	34,382	28,148	33,098	26,221
United States: Merchant-owned	19,006	8,080	16,977	8,192
Average number of transacting ATMs: ATM operations	53,388	36,228	50,075	34,413

United States: Managed services (1)	5,967	4,525	5,899	4,191
United Kingdom: Managed services	21	21	21	17
Average number of transacting ATMs: Managed services	5,988	4,546	5,920	4,208

Total average number of transacting ATMs	59,376	40,774	55,995	38,621

Total transactions (in thousands):
ATM operations	184,393	136,928	513,984	366,727
Managed services	10,051	7,404	29,620	18,934
Total transactions	194,444	144,332	543,604	385,661

Total cash withdrawal transactions (in thousands):
ATM operations	117,070	84,237	326,343	225,202
Managed services	6,446	4,832	18,791	12,641
Total cash withdrawal transactions	123,516	89,069	345,134	237,843

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	731	775	724	727

ATM operating revenues	$ 1,170	$ 1,423	$ 1,196	$ 1,372
Cost of ATM operating revenues (2)	791	931	809	903
ATM operating gross profit (2) (3)	$ 379	$ 492	$ 387	$ 469

ATM operating gross margin (2) (3)	32.4%	34.6%	32.4%	34.2%
___________________

(1) Includes 2,719 and 2,519 ATMs for the three months ended September 30, 2012 and 2011, respectively, and 2,658 and 2,508 ATMs for the nine months ended September 30, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of September 30, 2012 and 2011
(Unaudited)

	As of September 30,
Ending number of transacting ATMs:	2012	2011
United States: Company-owned	26,654	23,295
United Kingdom	4,264	3,421
Mexico	2,762	2,897
Canada	1,055	—
Subtotal	34,735	29,613
United States: Merchant-owned	20,930	7,932
Ending number of transacting ATMs: ATM operations	55,665	37,545

United States: Managed services (1)	6,017	4,687
United Kingdom: Managed services	21	21
Ending number of transacting ATMs: Managed services	6,038	4,708

Total ending number of transacting ATMs	61,703	42,253
___________________

(1) Includes 2,762 and 2,529 ATMs as of September 30, 2012 and 2011, respectively for which the Company only provided EFT transaction processing services. Also includes 817 ATMs that as of December 31, 2011, were reported in the United States Merchant-owned category.

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 12,897	$ 46,885	$ 32,390	$ 62,080
Adjustments:
Interest expense, net	5,269	5,243	15,966	14,810
Amortization of deferred financing costs	225	351	669	775
Income tax expense (benefit)	8,169	(29,869)	20,684	(17,765)
Depreciation and accretion expense	15,758	12,197	44,243	35,004
Amortization expense	5,565	4,946	16,452	12,240
EBITDA	$ 47,883	$ 39,753	$ 130,404	$ 107,144

Add back:
(Gain) loss on disposal of assets (1)	(28)	117	784	280
Other (income) expense (2)	(1,040)	328	(1,098)	221
Noncontrolling interests (3)	(355)	(471)	(1,217)	(1,466)
Stock-based compensation expense (4)	2,675	2,363	8,664	6,968
Acquisition-related costs (5)	381	956	1,858	1,299
Adjusted EBITDA	$ 49,516	$ 43,046	$ 139,395	$ 114,446
Less:
Interest expense, net (4)	5,231	5,163	15,829	14,528
Depreciation and accretion expense (4)	15,372	11,818	43,126	33,852
Adjusted pre-tax income	28,913	26,065	80,440	66,066
Income tax expense (at 35%) (6)	10,120	9,123	28,154	23,123
Adjusted Net Income	$ 18,793	$ 16,942	$ 52,286	$ 42,943

Adjusted Net Income per share	$ 0.43	$ 0.40	$ 1.21	$ 1.02
Adjusted Net Income per diluted share	$ 0.43	$ 0.39	$ 1.19	$ 1.01

Weighted average shares outstanding - basic	43,669,756	42,570,137	43,333,407	42,001,624
Weighted average shares outstanding - diluted	44,045,021	43,195,554	43,783,534	42,727,446

_______________

(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.
(2) Amounts exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.
(3) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(4) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(5) Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to recent acquisitions.
(6) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Reconciliation of Free Cash Flows
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)
Cash provided by operating activities	$ 38,404	$ 38,313	$ 94,325	$ 69,352
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(25,376)	(11,663)	(80,592)	(37,060)
Free cash flow	$ 13,028	$ 26,650	$ 13,733	$ 32,292

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2012
(Unaudited)

	Estimated Range Full Year 2012

	(In millions, except per share information)

Net income	$ 43.0	--	$ 44.2
Adjustments:
Interest expense, net	21.5	--	21.7
Amortization of deferred financing costs	0.9	--	0.9
Income tax expense	26.3	--	26.9
Depreciation and accretion expense	60.5	--	60.5
Amortization expense	22.0	--	22.0
EBITDA	$ 174.2	--	$ 176.2

Add back:
Noncontrolling interests	(1.7)	--	(1.7)
Loss on disposal of assets	1.0	--	1.0
Stock-based compensation expense	11.5	--	11.5
Acquisition-related costs	2.0	--	2.0
Adjusted EBITDA	$ 187.0	--	$ 189.0
Less:
Interest expense, net (1)	21.1	--	21.3
Depreciation and accretion expense (1)	59.0	--	59.0
Income tax expense (at 35%) (2)	37.4	--	38.0
Adjusted Net Income	$ 69.5	--	$ 70.7

Adjusted Net Income per diluted share	$ 1.58	--	$ 1.61

Weighted average shares outstanding – diluted	43.9	--	43.9
__________________

(1) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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